NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
November 2, 2017

THIRD QUARTER 2017 OPERATING RESULTS AND 2018 GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 2, 2017 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2017. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands, except per share data)
Revenues	$147,705	$134,541	$434,686	$392,448

Net earnings available to common stockholders	$52,538	$41,925	$153,606	$146,833
Net earnings per common share	$0.35	$0.28	$1.03	$1.02

FFO available to common stockholders	$97,760	$81,226	$263,911	$241,827
FFO per common share	$0.65	$0.55	$1.78	$1.68

Core FFO available to common stockholders	$97,985	$87,204	$281,532	$251,926
Core FFO per common share	$0.65	$0.59	$1.90	$1.75

AFFO available to common stockholders	$97,934	$89,367	$283,391	$257,648
AFFO per common share	$0.65	$0.61	$1.91	$1.79

Third Quarter 2017 Highlights:

•	FFO per share increased 18.2% over prior year results

•	Core FFO per common share increased 10.2% over prior year results

•	AFFO per common share increased 6.6% over prior year results

•	Portfolio occupancy was 98.8% at September 30, 2017 as compared to 99.3% at June 30, 2017 and 99.1% at March 31, 2017

•	Invested $90.1 million in property investments, including the acquisition of 18 properties with an aggregate 206,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold six properties for $7.5 million producing $3.2 million of gains on sales

•	Raised $98.6 million net proceeds from the issuance of 2,417,352 common shares

•	Issued $400 million principal amount of 3.50% senior unsecured notes due 2027 generating net proceeds of $394.7 million

Highlights for the nine months ended September 30, 2017:

•	FFO per share increased 6.0% over prior year results

•	Core FFO per share increased 8.6% over prior year results

•	AFFO per share increased 6.7% over prior year results

•	Invested $497.5 million in 182 properties with an aggregate 1,288,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 31 properties for $55.8 million producing $20.5 million of gains on sales, net of noncontrolling interests

•	Raised $566.8 million of new long-term capital at attractive pricing

•	Raised $172.2 million in net proceeds from the issuance of 4,104,973 common shares

•	Raised $394.7 million in net proceeds from the issuance of 3.50% senior unsecured notes due 2027

Core FFO guidance for 2017 was increased from a range of $2.46 to $2.50 to a range of $2.51 to $2.53 per share. The 2017 AFFO is estimated to be $2.54 to $2.56 per share. The Core FFO guidance equates to net earnings of $1.35 to $1.37 per share, plus $1.16 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments, retirement severance costs, or preferred stock redemption charges. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The company also announced 2018 Core FFO guidance of $2.60 to $2.64 per share and estimated 2018 AFFO to be $2.64 to $2.68 per share. The Core FFO guidance equates to net earnings of $1.53 to $1.57 per share, plus $1.07 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, and any charges for impairments, or retirement severance costs. The guidance is based on current plans and assumptions and is subject to the risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties continues to consistently deliver compelling per share results. Our broadly diversified portfolio remains healthy and our pipeline of new acquisitions from relationship tenants is strong. We are pleased to once again raise our Core FFO per share guidance for 2017 and to introduce 2018 Core FFO per share guidance which reflects a continuation of our consistent per share growth rate.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2017, the company owned 2,687 properties in 48 states with a gross leasable area of approximately 28.2 million square feet and with a weighted average remaining lease term of 11.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 2, 2017, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter and nine months ended September 30, 2017. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Income Statement Summary

Revenues:
Rental and earned income	$143,856	$130,603	$422,895	$380,007
Real estate expense reimbursement from tenants	3,614	3,413	11,174	10,251
Interest and other income from real estate transactions	151	141	368	905
Interest income on commercial mortgage residual interests	84	384	249	1,285
	147,705	134,541	434,686	392,448

Operating expenses:
General and administrative	7,354	9,116	25,093	27,100
Real estate	5,553	4,942	16,640	14,297
Depreciation and amortization	48,409	38,970	129,878	110,114
Impairment – commercial mortgage residual interests valuation	—	5,978	—	6,830
Impairment losses – real estate and other charges, net of recoveries	80	4,917	1,247	10,949
Retirement severance costs	225	—	7,653	—
	61,621	63,923	180,511	169,290

Other expenses (revenues):
Interest and other income	(64)	(17)	(239)	(108)
Interest expense	28,204	24,257	82,092	71,923
Real estate acquisition costs	—	111	—	520
	28,140	24,351	81,853	72,335

Earnings before gain on disposition of real estate	57,944	46,267	172,322	150,823

Gain on disposition of real estate	3,185	4,505	20,864	22,558

Earnings including noncontrolling interests	61,129	50,772	193,186	173,381

Loss (earnings) attributable to noncontrolling interests	(9)	12	(381)	28

Net earnings attributable to NNN	61,120	50,784	192,805	173,409
Series D preferred stock dividends	—	(4,762)	(3,598)	(14,285)
Series E preferred stock dividends	(4,097)	(4,097)	(12,291)	(12,291)
Series F preferred stock dividends	(4,485)	—	(13,455)	—
Excess of redemption value over carrying value of Series D preferred shares redeemed	—	—	(9,855)	—
Net earnings available to common stockholders	$52,538	$41,925	$153,606	$146,833

Weighted average common shares outstanding:
Basic	149,341	146,111	148,223	143,475
Diluted	149,668	146,682	148,526	144,036

Net earnings per share available to common stockholders:
Basic	$0.35	$0.29	$1.03	$1.02
Diluted	$0.35	$0.28	$1.03	$1.02

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$52,538	$41,925	$153,606	$146,833
Real estate depreciation and amortization	48,329	38,889	129,640	109,872
Gain on disposition of real estate, net of noncontrolling interest	(3,185)	(4,505)	(20,467)	(22,558)
Impairment losses – depreciable real estate, net of recoveries	78	4,917	1,132	7,680
Total FFO adjustments	45,222	39,301	110,305	94,994
FFO available to common stockholders	$97,760	$81,226	$263,911	$241,827

FFO per common share:
Basic	$0.65	$0.56	$1.78	$1.69
Diluted	$0.65	$0.55	$1.78	$1.68

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$52,538	$41,925	$153,606	$146,833
Total FFO adjustments	45,222	39,301	110,305	94,994
FFO available to common stockholders	97,760	81,226	263,911	241,827

Excess of redemption value over carrying value of preferred share redemption	—	—	9,855	—
Impairment – commercial mortgage residual interests valuation	—	5,978	—	6,830
Impairment losses – non-depreciable real estate	—	—	113	—
Retirement severance costs	225	—	7,653	—
Bad debt expense – loans	—	—	—	3,269
Total Core FFO adjustments	225	5,978	17,621	10,099
Core FFO available to common stockholders	$97,985	$87,204	$281,532	$251,926

Core FFO per common share:
Basic	$0.66	$0.60	$1.90	$1.76
Diluted	$0.65	$0.59	$1.90	$1.75

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$52,538	$41,925	$153,606	$146,833
Total FFO adjustments	45,222	39,301	110,305	94,994
Total Core FFO adjustments	225	5,978	17,621	10,099
Core FFO available to common stockholders	97,985	87,204	281,532	251,926

Straight line accrued rent	(295)	178	(1,199)	21
Net capital lease rent adjustment	218	362	661	1,055
Below market rent amortization	(1,355)	(659)	(2,696)	(2,180)
Stock based compensation expense	1,962	2,698	6,787	8,069
Capitalized interest expense	(581)	(416)	(1,694)	(1,243)
Total AFFO adjustments	(51)	2,163	1,859	5,722
AFFO available to common stockholders	$97,934	$89,367	$283,391	$257,648

AFFO per common share:
Basic	$0.66	$0.61	$1.91	$1.80
Diluted	$0.65	$0.61	$1.91	$1.79

Other Information:
Percentage rent	$239	$321	$985	$959
Amortization of debt costs	$884	$763	$2,611	$2,276
Scheduled debt principal amortization (excluding maturities)	$127	$135	$379	$527
Non-real estate depreciation expense	$82	$84	$246	$250

Earnings Guidance:
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

	2017 Guidance	2018 Guidance
Net earnings per common share excluding any gains on sale of real estate, impairment charges, retirement severance costs or charges in connection with preferred stock redemption	$1.35 - $1.37 per share	$1.53 - $1.57 per share
Real estate depreciation and amortization per share	$1.16 per share	$1.07 per share
Core FFO per share	$2.51 - $2.53 per share	$2.60 - $2.64 per share
AFFO per share	$2.54 - $2.56 per share	$2.64 - $2.68 per share
G&A expenses (excluding retirement severance costs)	$33 - $34 Million	$34 - $35 Million
Real estate expenses, net of tenant reimbursements	$7.5 - $8.0 Million	$8 - $9 Million
Acquisition volume	$650 - $700 Million	$500 - $600 Million
Disposition volume	$70 - $80 Million	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2017	December 31, 2016
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$6,241,667	$5,881,496
Accounted for using the direct financing method	9,873	11,230
Real estate held for sale	2,423	23,634
Cash and cash equivalents	254,263	294,540
Receivables, net of allowance	3,495	3,418
Accrued rental income, net of allowance	25,886	25,101
Debt costs, net of accumulated amortization	1,775	2,715
Other assets	86,838	92,017
Total assets	$6,626,220	$6,334,151

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt costs	13,447	13,878
Notes payable, net of unamortized discount and unamortized debt costs	2,695,414	2,297,811
Accrued interest payable	37,055	19,665
Other liabilities	114,541	85,869
Total liabilities	2,860,457	2,417,223

Stockholders' equity of NNN	3,765,253	3,916,799
Noncontrolling interests	510	129
Total equity	3,765,763	3,916,928

Total liabilities and equity	$6,626,220	$6,334,151

Common shares outstanding	151,627	147,150

Gross leasable area, Property Portfolio (square feet)	28,250	27,204

National Retail Properties, Inc. Debt Summary As of September 30, 2017 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 92.5 bps	—	January 2019

Unsecured notes payable:
2017	250,000	249,995	6.875%	6.924%	October 2017
2021	300,000	298,096	5.500%	5.689%	July 2021
2022	325,000	322,277	3.800%	3.985%	October 2022
2023	350,000	348,456	3.300%	3.388%	April 2023
2024	350,000	349,500	3.900%	3.924%	June 2024
2025	400,000	399,193	4.000%	4.029%	November 2025
2026	350,000	346,398	3.600%	3.733%	December 2026
2027	400,000	398,378	3.500%	3.548%	October 2027
Total	2,725,000	2,712,293

Total unsecured debt(1)	$2,725,000	$2,712,293

Debt costs		(24,807)
Accumulated amortization		7,928
Debt costs, net of accumulated amortization		(16,879)
Notes payable, net of unamortized discount and unamortized debt costs		$2,695,414

(1) Unsecured notes payable have a weighted average interest rate of 4.3% and a weighted average maturity of 6.5 years. Pro forma October 15, 2017 repayment of $250 million 6.875% Notes, unsecured notes payable would have a weighted average interest rate of 4.0% and a weighted average maturity of 7.2 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	13,543	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	51
Debt costs, net of accumulated amortization	(96)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$13,447

(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2017(1)	2016(2)
1.	Convenience stores	18.3%	16.4%
2.	Restaurants – full service	11.8%	12.3%
3.	Restaurants – limited service	7.9%	7.6%
4.	Automotive service	7.0%	6.8%
5.	Family entertainment centers	6.4%	5.8%
6.	Health and fitness	5.6%	4.5%
7.	Theaters	4.8%	5.0%
8.	Automotive parts	3.7%	4.0%
9.	Recreational vehicle dealers, parts and accessories	3.4%	3.4%
10.	Banks	2.6%	3.2%
11.	Medical Service Providers	2.5%	2.4%
12.	Wholesale Clubs	2.3%	2.4%
13.	Drug Stores	2.1%	2.1%
14.	Home Improvement	1.9%	1.9%
15.	Furniture	1.9%	1.9%
16.	Travel plazas	1.9%	2.0%
17.	General merchandise	1.9%	1.9%
18.	Consumer electronics	1.9%	2.0%
19.	Home furnishings	1.6%	1.7%
20.	Grocery	1.5%	1.6%
	Other	9.0%	11.1%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	18.5%	6.	Georgia	4.3%
2.	Florida	8.6%	7.	Tennessee	4.1%
3.	Ohio	5.4%	8.	Virginia	3.9%
4.	Illinois	5.4%	9.	Indiana	3.8%
5.	North Carolina	4.8%	10.	Alabama	3.1%

(1)	Based on the annualized base rent for all leases in place as of September 30, 2017.

(2)	Based on the annualized base rent for all leases in place as of September 30, 2016.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
Sunoco	124	5.2%
Mister Car Wash	96	4.2%
LA Fitness	30	3.8%
Camping World	34	3.4%
AMC Theatre	20	3.4%
Couche-Tard (Pantry)	86	3.3%
7-Eleven	77	3.2%
GPM Investments (Convenience Stores)	96	2.7%
Bell American (Taco Bell)	115	2.7%
SunTrust	106	2.5%
Chuck E. Cheese's	53	2.4%
BJ's Wholesale Club	8	2.3%
Frisch's Restaurant	74	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2017	0.1%	5	124,000	2023	2.6%	94	1,101,000
2018	2.4%	70	899,000	2024	2.3%	49	826,000
2019	2.9%	76	1,136,000	2025	4.9%	129	1,128,000
2020	3.6%	128	1,562,000	2026	5.9%	184	1,910,000
2021	4.3%	121	1,316,000	2027	8.7%	199	2,775,000
2022	6.8%	127	1,758,000	Thereafter	55.5%	1,467	12,831,000

(1)	Based on the annual base rent of $567,688,000, which is the annualized base rent for all leases in place as of September 30, 2017.

(2)	As of September 30, 2017, the weighted average remaining lease term is 11.4 years.

(3)	Square feet.